                                  EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



            IDX SYSTEMS CORPORATION, PENGUIN ACQUISITION CORPORATION



                                      AND



                                  PHAMIS, INC.



                                 March 25, 1997

                               TABLE OF CONTENTS

                                                                           Page
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ARTICLE I. - THE MERGER..................................................  1
     1.1    The Merger...................................................  1
     1.2    The Closing..................................................  1
     1.3    Actions at the Closing.......................................  2
     1.4    Additional Action............................................  2
     1.5    Conversion of Shares.........................................  2
     1.6    Dissenting Shares............................................  4
     1.7    Exchange of Shares...........................................  4
     1.8    Dividends....................................................  6
     1.9    Fractional Shares............................................  6
     1.10   Options; Employee Stock Purchase Plan; Salary
            Savings and Deferral Plan....................................  6
     1.11   Articles of Incorporation....................................  7
     1.12   Bylaws.......................................................  7
     1.13   Directors and Officers.......................................  7
     1.14   No Further Rights............................................  7
     1.15   Closing of Transfer Books....................................  7
     1.16   Tax-Free Reorganization......................................  7
     1.17   Accounting Treatment.........................................  8

ARTICLE II. - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............  8
      2.1   Organization, Qualification and Corporate Power..............  8
      2.2   Capitalization...............................................  9
      2.3   Authorization of Transaction.................................  9
      2.4   Noncontravention.............................................  10
      2.5   Subsidiaries.................................................  11
      2.6   Reports and Financial Statements.............................  11
      2.7   Absence of Certain Changes...................................  12
      2.8   No Undisclosed Liabilities...................................  12
      2.9   Tax Matters..................................................  13
      2.10  Assets.......................................................  14
      2.11  Owned Real Property..........................................  14
      2.12  Intellectual Property........................................  14
      2.13  Real Property Leases.........................................  17
      2.14  Contracts....................................................  17
      2.15  Accounts Receivable..........................................  19
      2.16  Powers of Attorney...........................................  19
      2.17  Insurance....................................................  19
      2.18  Litigation...................................................  20
      2.19  Company Customer Contracts...................................  20
      2.20  Employees....................................................  21
      2.21  Employee Benefits............................................  21
      2.22  Environmental Matters........................................  24
      2.23  Legal Compliance.............................................  25
      2.24  Permits......................................................  25
      2.25  Certain Business Relationships With Affiliates...............  26
      2.26  Brokers' Fees................................................  26
      2.27  Books and Records............................................  26
      2.28  Customers and Suppliers......................................  26

                                      -i-

      2.29  Pooling......................................................  26
      2.30  Company Action...............................................  27
      2.31  Rights Plan..................................................  27
      2.32  Disclosure...................................................  27

ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF THE BUYER
               AND THE TRANSITORY SUBSIDIARY.............................  27
      3.1   Organization, Qualification and Corporate Power..............  27
      3.2   Capitalization...............................................  28
      3.3   Authorization of Transaction.................................  28
      3.4   Noncontravention.............................................  29
      3.5   Reports and Financial Statements.............................  29
      3.6   Absence of Material Adverse Changes..........................  30
      3.7   No Undisclosed Liabilities...................................  30
      3.8   Intellectual Property........................................  30
      3.9   Litigation...................................................  30
      3.10  Environmental Matters........................................  31
      3.11  Legal Compliance.............................................  31
      3.12  Disclosure...................................................  31

ARTICLE IV. - COVENANTS..................................................  32
      4.1   Best Efforts.................................................  32
      4.2   Notices and Consents.........................................  32
      4.3   Special Meeting Prospectus/Proxy Statement and
            Registration Statement.......................................  32
      4.4   Hart-Scott-Rodino Act........................................  34
      4.5   Operation of Company Business................................  35
      4.5A  Operation of Buyer Business..................................  37
      4.6   Full Access..................................................  37
      4.7   Notice of Breaches...........................................  37
      4.8   Exclusivity..................................................  38
      4.9   Agreements from Certain Affiliates of the Company............  38
      4.10  Listing of Merger Shares.....................................  39
      4.11  Rights Agreement.............................................  39
      4.12  Pooling Accounting...........................................  39
      4.13  Company Equity Plans.........................................  39
      4.14  Representations of Principal Stockholders....................  40
      4.15  Directors' and Officers' Liability Insurance;
            Indemnification..............................................  41
      4.16  Relocation of Facilities.....................................  41
      4.17  Company Savings Plan.........................................  41

ARTICLE V.  - CONDITIONS TO CONSUMMATION OF MERGER.......................  42
      5.1   Conditions to Each Party's Obligations.......................  42
      5.2   Conditions to Obligations of the Buyer and the
            Transitory Subsidiary........................................  43
      5.3   Conditions to Obligations of the Company.....................  44

ARTICLE VI. - TERMINATION................................................  45
      6.1   Termination of Agreement.....................................  45
      6.2   Effect of Termination........................................  47
      6.3   Termination Fees.............................................  47

ARTICLE VII. - DEFINITIONS...............................................  47

ARTICLE VIII. - MISCELLANEOUS............................................  49
      8.1   Press Releases and Announcements.............................  49
      8.2   No Third Party Beneficiaries.................................  49
      8.3   Entire Agreement.............................................  49
      8.4   Succession and Assignment....................................  49
      8.5   Counterparts.................................................  49
      8.6   Headings.....................................................  49
      8.7   Notices......................................................  50
      8.8   Governing Law................................................  50
      8.9   Amendments and Waivers.......................................  51
      8.10  Severability.................................................  51
      8.11  Expenses.....................................................  51
      8.12  Specific Performance.........................................  51
      8.13  Submission to Jurisdiction...................................  52
      8.14  Construction.................................................  52
      8.15  Incorporation of Exhibits and Schedules......................  52
      8.16  survivalNon of Representations, Warranties and
            Agreements...................................................  52

Exhibit A -- Rights Plan Amendment
Exhibit B -- Affiliate Agreement
Exhibit C -- Opinion of Counsel to the Company
Exhibit D -- Opinion of Counsel to the Transitory Subsidiary and the Buyer
Schedule 4.5 -- Certain Permitted Actions

                          AGREEMENT AND PLAN OF MERGER


     Agreement entered into as of March 25, 1997 by and among IDX SYSTEMS CORPORATION, a Vermont corporation (the "Buyer"), PENGUIN ACQUISITION CORPORATION, a Washington corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and PHAMIS, INC., a Washington corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

     This Agreement contemplates a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of the Buyer, the Transitory Subsidiary and the Company. In the Merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company. It is intended that the Merger shall be accounted for as a pooling of interests basis.

     Now, therefore, in consideration of the representations, warranties and covenants contained herein, the Parties agree as follows.

                                   ARTICLE I.

                                   THE MERGER

     1.1  The Merger.  Upon and subject to the terms and conditions of this
          ----------
Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the articles of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Washington Business Corporation Act (the "Articles of Merger") with the Secretary of State of the State of Washington. The Merger shall have the effects set forth in Section 23B.11 of the Washington Business Corporation Act (the "Washington Act").

     1.2  The Closing.  Unless this Agreement is terminated and the transactions
          -----------
abandoned pursuant to Section 6.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Foster Pepper & Shefelman in Seattle, Washington, commencing at 9:00 a.m. local time on July 10, 1997, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

     1.3  Actions at the Closing.  At the Closing, (a) the Company shall deliver
          ----------------------
to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Washington the Articles of Merger, and (d) the Buyer shall deliver a certificate for the Merger Shares (as defined below) to a bank trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7. If the Washington Secretary of State requires any changes in the Articles of Merger as a condition to filing the Articles of Merger or issuing its certificate to the effect that the Merger is effective, the Parties shall execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

     1.4  Additional Action.  The Surviving Corporation may, at any time after
          -----------------
the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5  Conversion of Shares.  At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of any Party or the holder of any of the following securities:

          (a) (i) Each share of common stock, $0.0025 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into such number of newly issued shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Conversion Ratio. As used in this Agreement, the term "Merger Shares" shall mean the shares of Buyer Common Stock issued by the Buyer upon conversion of the Company Shares. The "Conversion Ratio" shall initially be 0.73, and shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time (collectively, a "Recapitalization"). All such Company Shares when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 1.7, without interest.

          (ii) Notwithstanding the foregoing (A) if the average closing price per share of the Buyer Common Stock on the Nasdaq National Market over the twenty consecutive trading days ending on the trading day two trading days immediately preceding the date of the Company Special Meeting (the "Buyer Stock Value") is greater than $34.375 per share (subject to equitable adjustment in the event of any Recapitalization), the Conversion Ratio shall be equal to .73 multiplied by a fraction the numerator of which shall be $34.375 and the denominator of which shall be the Buyer Stock Value; provided, however, that the Conversion Ratio shall never be lower than .6811; and (B) if the Buyer Stock Value is less than $28.125 per share (subject to equitable adjustment in the event of any Recapitalization), the Conversion Ratio shall be equal to .73 multiplied by a fraction, the numerator of which shall be $28.125 and the denominator of which shall be the Buyer Stock Value, provided, however, that the Conversion Ratio shall never be higher than .8.

          (iii) Further notwithstanding the foregoing, the Company shall have the right to terminate this Agreement pursuant to Section 6.1(g) if the Buyer Stock Value is less than the lower of (A) $25.663 per share (subject to equitable adjustment in the event of any Recapitalization), or (B) the "Index Floor Price" per share (as defined below). For purposes of this Section 1.5, the Index Floor Price shall equal the difference between (I) the closing sale price of the Buyer Common Stock on the Nasdaq National Market on March 24, 1997 (the "Current Buyer Price") and (II) the Current Buyer Price multiplied by the product of (X) 1.15 and (Y) the "Composite Index Change" (as defined below).
For purposes of this Section 1.5, the Composite Index Change shall equal the difference between (I) one (1) and (II) a fraction (which may not exceed one
(1)), the denominator of which is the sum of the closing prices on the Nasdaq National Market on March 24, 1997 of the common stock, par value $.01 per share, of Cerner Corporation, the common stock, $.05 par value per share, of HBO & Company, the common stock, $.01 par value per share, of HCIA, Inc., the common stock, $.01 par value per share, of Physician Computer Network, Inc. and the common stock, $.01 par value per share, of Shared Medical Systems Corporation (collectively, the "Composite Common Stocks") and the numerator of which is the sum of the average closing prices per share of the Composite Common Stocks on the Nasdaq National Market over the twenty consecutive trading days ending on the trading day two trading days immediately preceding the date of the Company Special Meeting, in each case subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting any of the Composite Common Stocks between the date of this Agreement and the date of the Company Special Meeting; provided, that if on or after the date of this Agreement and prior to the close of business on the date of the Company Special Meeting the issuer of any of the Composite Common Stocks is the subject of any publicly announced acquisition proposal by a third party or such issuer publicly announces a proposed acquisition of a third party in one or more transactions having a value in excess of 25% of such issuer's market capitalization on the date of this Agreement, such issuer's common stock shall be removed from the Composite Common Stocks.

          (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be canceled and retired without payment of any consideration therefor.

          (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation and the separate existence of the Transitory Subsidiary shall cease.

     1.6  Dissenting Shares.
          -----------------

          (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 23B.13 of the Washington Act and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to appraisal under the Washington Act or withdrawn, with the consent of the Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

          (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Washington Act. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.7  Exchange of Shares.
          ------------------

          (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Merger Shares, as described in Section 1.5(a). As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Shares issuable pursuant to Section 1.5(a). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Shares issuable pursuant to Section 1.5(a). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Shares issuable pursuant to Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Merger Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

          (b) If any Merger Stores are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, no Affiliate (as defined below) of the Company may transfer his or her Merger Shares pursuant to this paragraph (b). Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Shares issuable to such holder pursuant to
Section 1.5(a) (or dividends or distributions with respect thereto) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Shares issuable in exchange therefor pursuant to Section 1.5(a). The Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) Promptly following the date which is six months after the Closing Date, the Exchange Agent shall return to the Buyer all Merger Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Merger Shares issuable with respect thereto pursuant to Section 1.5(a).

     1.8  Dividends.  No dividends or other distributions that are payable to
          ---------
the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.9  Fractional Shares.  No certificate or script representing fractional
          -----------------
Merger Stores shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

     1.10 Options; Employee Stock Purchase Plan; Salary Savings and Deferral
          ------------------------------------------------------------------
Plan.  At the Effective Time, all then outstanding options to purchase Company
----
Shares issued under the Company's Amended and Restated 1993 Combined Nonqualified and Incentive Stock Option Plans, Amended and Restated 1983 Combined Nonqualified and Incentive Stock Option Plan and 1994 Non-Employee Director Stock Option Plan (collectively, the "Company Option Plans") shall be assumed by the Buyer in accordance with Section 4.13. Immediately prior to the Effective Time, the Company shall (i) apply the funds credited as of such date under the Company's 1994 Employee Stock Purchase Plan (the "Company Purchase Plan") within each participant's payroll account to the purchase of whole Company Shares in accordance with the terms of the Company Purchase Plan; (ii) contribute to the Company Salary Savings and Deferral Plan (the "Company Savings Plan") sufficient Company Shares to fulfill the Company's obligation under the Company Savings Plan to make matching contributions with respect to the salary deferral contributions paid or payable to such plan for the period from January 1, 1997 until the Closing Date.

     1.11 Articles of Incorporation.  The Articles of Incorporation of the
          -------------------------
Surviving Corporation shall be the same as the Articles of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.12 Bylaws.  The bylaws of the Surviving Corporation shall be the same as
          ------
the bylaws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.13 Directors and Officers.  The directors of the Transitory Subsidiary
          ----------------------
shall become the initial directors of the Surviving Corporation as of the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualify. Prior to the Effective Time, the Buyer shall (i) increase the number of the members of the Board of Directors of the Buyer to nine and take such action as is necessary such that immediately following the Effective Time, Malcolm Gleser shall become a Class III director of the Buyer and Frank T. Sample shall become a Class I Director of the Buyer and (ii) take such action so that upon the Effective Time, Frank T. Sample shall be elected to the position of Executive Vice President of the Buyer.

     1.14 No Further Rights.  From and after the Effective Time, no Company
          -----------------
Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.15 Closing of Transfer Books.  At the Effective Time, the stock transfer
          -------------------------
books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for Merger Shares in accordance with Section 1.5(a), subject to
Section 1.7 and to applicable law in the case of Dissenting Shares.

     1.16 Tax-Free Reorganization.  The Merger is intended to be a
          -----------------------
reorganization within the meaning of Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

     1.17 Accounting Treatment.  The business combination to be effected by the
          --------------------
Merger is intended to be treated for accounting purposes as a "pooling of interests."


                                  ARTICLE II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that the statements contained in this Article II are true and complete as of the date hereof and shall be true and complete as of the Effective Time, except as set forth in the disclosure schedule delivered by the Company to the Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be signed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Company Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

     2.1  Organization, Qualification and Corporate Power.  The Company is a
          -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except as set forth on Section 2.21 of the Company Disclosure Schedule, where the failure to be so qualified individually or in the aggregate would not have a Company Material Adverse Effect (as defined below). As used herein, the term "Company Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or that is or is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; provided, however, that a Company Material Adverse Effect shall not include any changes that are the effect of or result exclusively from economic factors affecting the medical information software industry generally. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and bylaws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

     2.2  Capitalization.  The entire authorized capital stock of the Company
          --------------
consists of 25,000,000 Company Shares, of which 6,161,745 shares are issued and outstanding and no shares are held in the treasury of the Company as of March 21, 1997. The Company has authorized 4,000,000 shares of preferred stock, none of which are issued and outstanding or will be issued and outstanding as of or at any time prior to the Effective Time. No material change in the capitalization of the Company has occurred between March 21, 1997 and the date of this Agreement. For purposes of the foregoing sentence, the issuance of Company Shares upon the exercise of outstanding Options or pursuant to the Company Purchase Plan shall not be considered to be a "material change in capitalization." Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of (i) all Company Shares reserved for future issuance pursuant to stock options granted and outstanding under the Company Option Plans, (ii) all Company Shares reserved for future issuance pursuant to the rights outstanding under the Company Purchase Plan, (iii) all Company Shares reserved for future issuance upon exercise of purchase rights (the "Company Rights") under the Rights Agreement dated as of July 24, 1996 by and between the Company and First Interstate Bank of Washington, N.A. as Rights Agent (the "Company Rights Agreement") and (iv) all holders of options, warrants or other rights to purchase shares of Company Shares ("Options"), indicating the number of Company Shares subject to each Option. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued as specified on Section 2.2 of the Company Disclosure Schedule will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, repurchase or acquisition of any of its capital stock, other than the Options listed in Section 2.2 of the Company Disclosure Schedule or issuances as contemplated in this Agreement. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.
There are no agreements or understandings with respect to registration under the Securities Act of 1933, as amended (the "Securities Act") or, to the knowledge of the Company, with respect to voting, of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3  Authorization of Transaction.  The Company has all requisite corporate
          ----------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.4  Noncontravention.  Subject to compliance with the applicable
          ----------------
requirements of the Securities Act and any applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and the filing of the Articles of Merger as required by the Washington Act, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or bylaws of the Company, (b) require on the part of the Company or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a Company Material Adverse Effect, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under workers compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

     2.5  Subsidiaries.  Section 2.5 of the Company Disclosure Schedule sets
          ------------
forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and bylaws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or bylaws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

     2.6  Reports and Financial Statements.  The Company has previously
          --------------------------------
furnished to the Buyer complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended 1994 and 1995, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since December 16, 1994 and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Company with the SEC since December 16, 1994 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Company Reports"). The Company Reports constitute all of the documents filed or required to be filed by the Company with the SEC since December 16, 1994, other than any Registration Statement on Form S-8. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports, including any Company Reports filed after the date of this Agreement until the Closing (together, the "Company Financial Statements") (i) comply or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company and the Subsidiaries, including the audited financial Statements of the Company as of December 31, 1996 which have been provided to the Buyer and which shall be substantially identical to the audited financial statements to be filed by the Company with the SEC as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Most Recent Company Financial Statements"), except that such financial statements may include a footnote describing the Merger.

     2.7  Absence of Certain Changes.  Since December 31, 1996 (the "Most Recent
          --------------------------
Fiscal Quarter End") the Company has operated in the Ordinary Course of Business and, (a) there has not been any Company Material Adverse Effect and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.5 except as set forth on Section 2.7 of the Company Disclosure Schedule.

     2.8  No Undisclosed Liabilities.  Except as disclosed in the Company
          --------------------------
Reports, none of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Company Financial Statements, (b) liabilities which have arisen since the Most Recent Fiscal Quarter End in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, (d) liabilities incurred in connection with this Agreement set forth on Section 2.8 of the Company Disclosure Schedule and (e) other liabilities that are not reasonably likely to have a Company Material Adverse Effect.

     2.9  Tax Matters.
          -----------

          (a) Each of the Company and the Subsidiaries has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Company and the Subsidiaries has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Most Recent Company Financial Statements do not exceed the accruals and reserves for Taxes (other than any reserves for deferred Taxes) set forth on the Most Recent Company Financial Statements. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary for tax years ended December 31, 1992 through December 31, 1995. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through 1992. No examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated except as set forth in Section 2.9 of the Company Disclosure Schedule. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (c) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement. The Company is not a party to any agreement which requires the Company to make any payment that is not deductible pursuant to Sections 28OG or 404(b) of the Code.

          (d) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Subsidiaries are members. Neither the Company nor any Subsidiary has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

     2.10 Assets.  Each of the Company and the Subsidiaries owns or leases all
          ------
tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

     2.11 Owned Real Property.  None of the company or any Subsidiary owns or
          -------------------
has owned any real property.

     2.12 Intellectual Property.
          ---------------------

          (a) Each of the Company and the Subsidiaries owns, or has valid licenses to, or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets, and any applications for such patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, and tangible or intangible proprietary information or materials, applicable to or that are used in its business as currently conducted or planned to be conducted (collectively, "Company Intellectual Property").

          (b) Section 2.12(b) of the Company Disclosure Schedule hereto sets forth (i) a complete and correct list of all registered trademarks, trade names, service marks, service names, and brand names; all material unregistered trademarks, trade names, service marks, service names and brand names; all patents and registered copyrights; and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the same and a description of the same) applicable to or used in the businesses of and owned by, the Company or any Subsidiary; and

(ii) the owner of such intellectual property listed in clause (i) and any registration thereof or application therefor. Except pursuant to the Company Customer Contracts (as defined below), neither the Company nor any Subsidiary has granted any licenses to third parties with respect to any of the foregoing.

          (c) All Company Intellectual Property claimed to be owned by the Company or its Subsidiaries is owned free and clear of all liens, security interests, encumbrances and claims, of any kind or nature, including without limitation, claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing thereof. Neither the Company nor any Subsidiary is currently in receipt of, or has any knowledge of, any notice of any violation of, and neither the Company nor any Subsidiary is violating, in any respect, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

          (d) Section 2.12(d) of the Company Disclosure Schedule contains a complete and accurate list of all computer software represented or claimed by the Company or any of its Subsidiaries to be owned by the Company or such Subsidiary ("Company Owned Software") other than immaterial Company Owned Software, which list specifies which of the Company and the Subsidiaries is the owner thereof. The Company or one of the Subsidiaries has title to the Company Owned Software, free and clear of all liens, security interests, encumbrances and claims, including without limitation, claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except for commercially available, over-the-counter "shrink-wrap" software, the Company Owned Software is not dependent on any Company Licensed Software (as defined in Subsection (e) below) in order to operate fully in the manner in which it is intended. No Company Owned Software has been published or disclosed to any other parties except pursuant to contracts requiring such other parties to keep the Company Owned Software confidential and except where such disclosures were both incidental and immaterial. To the knowledge of the Company, no such other party has breached any such obligation of confidentiality.

          (e) Section 2.12(e) of the Company Disclosure Schedule contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software and immaterial Company Licensed Software) under which the Company or any Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "Company Licensed Software").
Section 2.12(e) of the Company Disclosure Schedule states with respect to any items disclosed thereon the duration of the applicable license. The Company and each of the Subsidiaries are in compliance in all material respects with all applicable provisions of such agreements, except where instances of non-compliance would not, in the aggregate, have a Company Material Adverse Effect. None of the

Company Licensed Software has been incorporated into or made a part of any Company Owned Software or any other Company Licensed Software by the Company or Subsidiary. Neither the Company nor any Subsidiary has published or disclosed any Company licensed Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to such Company Licensed Software. No party to whom the Company or a Subsidiary has disclosed Company Licensed Software has, to the knowledge of the Company, breached any obligation of confidentiality imposed on them by the Company or a Subsidiary relating thereto.

          (f) The Company and the Subsidiaries are in compliance with the owner's terms and conditions for all commercially available over-the-counter, shrink-wrap software used by the Company or the Subsidiaries except as set forth in Section 2.12(f) of the Company Disclosure Schedule.

          (g) The Company Owned Software and Company Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Company and the Subsidiaries (collectively, the "Company Software"), other than immaterial Company Owned Software and immaterial Company Licensed Software.

          (h) The transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Company Software or impair the Company's or any Subsidiary's ability to use the Company Software in the same manner after the Merger as such computer software is currently used by the Company or the Subsidiaries except as set forth in Section 2.12(h) of the Company Disclosure Schedule.

          (i) The Company has rights to all Intellectual Property developed for it by all persons, firms or entities that have provided the Company or any Subsidiary, within the past five (5) years, with any computer systems design services, computer programming services, or any other program or product development services.

          (j) Neither the Company nor any of the Subsidiaries has received notice of being named in any suit, action or proceeding filed with any Governmental Entity which involves a claim of infringement of any intellectual property right of any third party that has not been finally resolved, nor has the Company or any of the Subsidiaries received notice of any such claim of infringement. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and the Subsidiaries do not infringe any intellectual property right of any third party; and to the knowledge of the Company and the Subsidiaries, the Company Intellectual Property rights of the Company and the Subsidiaries are not being infringed by activities, products or services of any third party except as set forth in
Section 2.12(j) of the Company Disclosure Schedule.

          (k) None of the Company and the Subsidiaries has taken or failed to take any actions under the law of any foreign jurisdiction where the Company or a Subsidiary has marketed or licensed Company Software that would materially restrict or limit the ability of the Company or any Subsidiary to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Company Software.

     2.13 Real Property Leases.  Section 2.13 of the Company Disclosure Schedule
          --------------------
lists and describes briefly all real property leased or subleased to the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Company Disclosure
Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (g) to the knowledge of the Company, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the Intended Uses, occupancy or value of the property subject thereto.

     2.14 Contracts.  Section 2.14 of the Company Disclosure Schedule lists the
          ---------
following written arrangements (including without limitation written agreements) to which the Company or any Subsidiary is a party:

          (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $2,000 per month;

          (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $60,000, or (iii) in which the Company or any Subsidiary has granted distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (c) any written arrangement establishing a partnership or joint venture;

          (d) any written arrangement based in any manner upon the sales, purchases, receipts, revenues, income or profits of the Company or any Subsidiary;

          (e) any written arrangement restricting the Company or any Subsidiary from carrying on its business anywhere in the world;

          (f) any written arrangement for joint product development with any party, other than Company Customer Contracts;

          (g) any written arrangements with vendors of material equipment purchased by the Company or any Subsidiary as reseller of equipment, other than purchase orders in the ordinary course of business;

          (h) any written franchise arrangement, marketing arrangement, royalty arrangement that requires payments or results in recurring revenues and with respect to each such arrangement, Section 2.14 of the Company Disclosure Schedule sets forth or describes the aggregate royalties or similar payment paid or payable thereunder by the Company or any Subsidiary as of the date hereof;

          (i) any written arrangement as of the date of this Agreement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $60,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (j) any written arrangement as of the date of this Agreement relating to the evaluation of the Company by any other company, person or entity who was or is considering acquiring all or a significant part of the Company's business by acquisition, merger, joint venture or otherwise;

          (k) any written arrangement (other than those described in the Company Reports) involving any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Exchange Act ("Affiliates"); and

          (l) any written arrangement under which the consequences of a default or termination could have a Company Material Adverse Effect.

The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Company Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) except as described in Section 2.14 of the Company Disclosure Schedule under the heading "Known Defaults," the Company and the Subsidiaries are not, and to the knowledge of the Company, no third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. To the knowledge of the Company, neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.14 of the Company Disclosure Schedule under the terms of this Section 2.14.

     2.15 Accounts Receivable.  All accounts receivable of the Company and the
          -------------------
Subsidiaries reflected on the Most Recent Company Financial Statements are valid receivables subject to no setoffs or counterclaims and are current and are collectible, net of the applicable reserve for bad debts on the Most Recent Company Financial Statements except as set forth in Section 2.15 of the Company Disclosure Schedule. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Fiscal Quarter End are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Company Financial Statements.

     2.16 Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company or any Subsidiary except as set forth in
Section 2.16 of the Company Disclosure Schedule.

     2.17 Insurance.  The Company has delivered the Buyer a correct and complete
          ---------
summary of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years. With respect to each such policy in effect as of the date of this Agreement: (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) neither the Company nor any Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) neither the Company nor any Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither the Company nor any Subsidiary has incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     2.18 Litigation.  Section 2.18 of the Company Disclosure Schedule
          ----------
identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of, in or before any Governmental Entity or before any arbitrator to which the Company or any Subsidiary is a party or, to the knowledge of the Company and the Subsidiaries, is threatened to be made a party.

     2.19 Company Customer Contracts.
          --------------------------

          (a) Section 2.19(a) of the Company Disclosure Schedule sets forth a list of all written arrangements (including without limitation written agreements) as of the date of this Agreement and as of the Closing Date, as updated by Section 4.5, to which the Company or any Subsidiary is a party with any customer of the Company or any Subsidiary (the "Company Customer Contracts"), and states with respect to each such contract, (i) the name of the customer of the Company or any Subsidiary which is party to the contract, (ii) the date of the contract and each material change or modification thereto, (iii) whether or not all products licensed or intended to be licensed under such contract have been accepted by the customer that is a party to such contract, as of the date of this Agreement and as of the Effective Time, and (iv) the name or other description of each product not so accepted.

          (b) The Company has delivered to the Buyer true and complete copies of all Company Customer Contracts.

          (c) Except as disclosed on Section 2.19(c) of the Company Disclosure Schedule under the heading "Known Customer Contract Defaults", the Company and its Subsidiaries are not, and to the knowledge of the Company, no third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under any of the Company Customer Contracts.

          (d) Except as disclosed on Section 2.19(d) of the Company Disclosure Schedule, none of the Company Customer Contracts contains any term or provision granting an ownership interest (other than a license) in any Company Owned Software to any person.

          (e) Neither the Company nor any Subsidiary has any obligation or liability under any oral contract, agreement or other arrangement with a customer of the Company or any Subsidiary which, if reduced to written form, would be required to be listed in Section 2.19(a) of the Company Disclosure Schedule.

     2.20 Employees.  The Company has delivered to the Buyer a true and complete
          ---------
list of all employees and officers of the Company and each Subsidiary, along with the position as set forth in Section 2.20 of the Company Disclosure Schedule as of the date of this Agreement. Each such employee has entered into confidentiality and assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and its Subsidiaries, as of the date of this Agreement and as of the date of Closing, except as updated by Section 4.5, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Subsidiaries have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

     2.21 Employee Benefits.
          -----------------

          (a) Section 2.21(a) of the Company Disclosure Schedule contains a complete and accurate list of all material Employee Benefit Plans (as defined below), including unwritten Employee Benefit Plans, maintained, or contributed to, by the Company, any Subsidiary, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation (other than regular salary or wages paid in the Ordinary Course of

Business and not paid pursuant to an employment agreement), including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) any existing written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

          (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

          (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 400 1(a)(3) of ERISA).

          (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.

          (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

          (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

          (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

          (j) Section 2.21(j) of the Company Disclosure Schedule discloses each:
(i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.22  Environmental Matters.
           ---------------------

          (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company and the Subsidiaries, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

          (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). Neither the Company nor any Subsidiary is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

          (c) Set forth in Section 2.22(c) of the Company Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

          (d) Set forth in Section 2.22(d) of the Company Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company or a Subsidiary since November 19, 1980. Neither the Company nor any Subsidiary is aware of any material environmental liability of any such transporter or facility.

     2.23 Legal Compliance.  Each of the Company and the Subsidiaries, and the
          ----------------
conduct and operations of their respective businesses, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or such Subsidiary or business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a Company Material Adverse Effect.

     2.24 Permits.  The Company and each Subsidiary has all permits, licenses,
          -------
registrations, certificates, orders or approvals from any Governmental Entity relating to the operation of the Company's or any Subsidiary's business and the occupancy of its leased real property (including without limitation those issued or required under Environmental Laws, by the United States Food and Drug Administration, and those relating to the occupancy or use of owned or leased real property) ("Permits") that are material to the operation of the Company's or any Subsidiary's business. Such Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of the Company or any Subsidiary, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

     2.25      Certain Business Relationships With Affiliates.  No Affiliate of
               ----------------------------------------------
the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to the Company or any Subsidiary. Section 2.25 of the Company Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

     2.26 Brokers' Fees.  Except as disclosed on Section 2.26 of the Company
          -------------
Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.27 Books and Records.  The minute books and other similar records of the
          -----------------
Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

     2.28 Customers and Suppliers.  No material supplier of the Company or any
          -----------------------
Subsidiary has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company or any Subsidiary has indicated within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 2.28 of the Company Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Fiscal Quarter End and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to the Company or a Subsidiary.

     2.29 Pooling.  To the best knowledge of the Company, neither the Company
          -------
nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

     2.30      Company Action.
               --------------

          (a) The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors present (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Washington Act, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

          (b) The financial advisors to the Company have delivered to the Company an opinion, dated the date hereof, to the effect that the terms of the Merger are fair to the Company Stockholders from a financial point of view and will deliver to the Buyer as soon as it is received a copy of such opinion in the form reduced to writing and signed by the Company's financial advisor dated the date of this Agreement.

     2.31 Rights Plan.  The Company has adopted the amendment to the Company's
          -----------
Rights Agreement set forth on Exhibit A subject only to the execution of such
                              ------- -
amendment by the Rights Agent (as defined therein).

     2.32 Disclosure.  No representation or warranty by the Company contained in
          ----------
this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, and no other statement made by the Company or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or any Subsidiary or the transactions contemplated by this Agreement.


                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

     3.1  Organization, Qualification and Corporate Power.  Each of the Buyer
          -----------------------------------------------
and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Buyer and the Transitory Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature Of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a Buyer Material Adverse Effect (as defined below). As used herein, the term "Buyer Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Buyer Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Buyer, taken as a whole, or that is or is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; provided, however, that a Buyer Material Adverse Effect shall not include any changes that are the effect of or result exclusively from economic factors affecting the medical information software industry generally. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company true and complete copies of its Articles of Incorporation and bylaws, each as amended and as in effect on the date hereof. The Buyer is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

     3.2  Capitalization.  The authorized capital stock of the Buyer as of the
          --------------
date of this Agreement consists of 55,000,000 shares of stock, of which 50,000,000 shares are designated Common Stock, par value $0.01 per share and 5,000,000 are designated Preferred Stock, par value $0.01 per share. Of the total authorized Common Stock, 21,016,535 shares were issued and outstanding and no shares were held in the treasury of the Buyer as of February 26, 1997. No material change in the capitalization of the Buyer has occurred between February 26, 1997 and the date of this Agreement. For purposes of the foregoing sentence, the issuance of shares of Buyer Common Stock upon the exercise of outstanding options or pursuant to the terms of the Buyer's 1995 Employee Stock Purchase Plan shall not be considered to be a "material change in capitalization." All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     3.3  Authorization of Transaction.  Each of the Buyer and the Transitory
          ----------------------------
Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement, the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory

Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

     3.4  Noncontravention.  Subject to compliance with the applicable
          ----------------
requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the Hart-Scott-Rodino Act and the filing of the Articles of Merger as required by the Washington Act, neither the execution and delivery of this Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the Articles of Incorporation or bylaws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a Buyer Material Adverse Effect, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a Buyer Material Adverse Effect or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5  Reports and Financial Statements.  The Buyer has previously furnished
          --------------------------------
to the Company complete and accurate copies, as amended or supplemented, of its
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC, (b) proxy statement relating to stockholders (whether annual or special) since November 17, 1995, (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Buyer with the SEC since November 17, 1995, (d) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since November 17, 1995 and
(e) the Most Recent Financial Statements (such financial statements, annual reports, proxy statements, registration statements and filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). The Buyer Reports (except for the Most Recent Financial Statements) constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the SEC since November 17, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer, including the financial statements of the Buyer as of December 31, 1996 which have been provided to the Company and which shall be substantially identical to the audited financial statements to be filed by the Buyer with the SEC as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     3.6  Absence of Material Adverse Changes.  Since December 31, 1996, there
          -----------------------------------
has not been any Buyer Material Adverse Effect.

     3.7  No Undisclosed Liabilities.  Except as disclosed in the Buyer Reports,
          --------------------------
the Buyer has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Financial Statements,
(b) liabilities which have arisen since the Most Recent Fiscal Quarter End in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, (d) liabilities incurred in connection with this Agreement, and
(e) other liabilities that are not reasonably likely to have a Buyer Material Adverse Effect.

     3.8  Intellectual Property.  The Buyer owns, or is licensed or otherwise
          ---------------------
possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any application for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of the Buyer as currently conducted, subject to such exceptions that would not be reasonably likely to have a Buyer Material Adverse Effect.

     3.9  Litigation.  Except as described in the Buyer Reports filed prior to
          ----------
the date hereof, there is no action, suit or proceedings, claim, arbitration or investigation against the Buyer pending or as to which the Buyer has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Buyer Material Adverse Effect.

     3.10 Environmental Matters.  Except as disclosed in the Buyer Reports filed
          ---------------------
prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse
Effect: (a) the Buyer complied with all applicable Environmental Laws; (b) the properties currently owned or operated by the Buyer (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (c) the properties formerly owned or operated by were not contaminated with Hazardous Substances during the period of ownership or operation by the Buyer; (d) the Buyer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (e) The Buyer has not been associated with any release or threat of release of any Hazardous Substance; (f) the Buyer has not received notice, demand, letter, claim or request for information alleging that the Buyer may be in violation of or liable under any Environmental Law; (g) the Buyer is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or related to Hazardous Substances; and
(h) there are no circumstances or conditions involving the Buyer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use of transfer of any property pursuant to any Environmental Law.

     3.11 Legal Compliance.  The Buyer and the conduct and operations of its
          ----------------
business are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Buyer or its business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a Buyer Material Adverse Effect.

     3.12 Disclosure.  No representation or warranty by the Buyer contained in
          ----------
this Agreement, and no statement contained in any document, certificate or other instrument delivered to, or to be delivered by or on behalf of, the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE IV.

                                   COVENANTS

     4.1  Best Efforts.  Each of the Parties shall use its best efforts, to the
          ------------
extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

     4.2  Notices and Consents.  Each of the Company, the Transitory Subsidiary
          --------------------
and the Buyer shall use its respective best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company, respectively, in connection with the transactions contemplated by this Agreement (including without limitation, with respect to the Company, those listed in Section 2.4 or Section 2.24 of the Company Disclosure Schedule).

     4.3  Special Meeting Prospectus/Proxy Statement and Registration Statement.
          ---------------------------------------------------------------------

          (a) The Buyer and the Company shall jointly prepare, and the Company shall file with the SEC under the Exchange Act, preliminary proxy materials for the purpose of soliciting proxies from Company Stockholders to vote in favor of the adoption of this Agreement (including without limitation the matters referred to in Article VI) and the approval of the Merger at a special meeting of Company Stockholders to be called and held for such purpose (the "Company Special Meeting"), and in connection with the meeting of the Buyer's stockholders to consider the issuance of the Merger Shares pursuant to the Merger and certain other actions which may include increasing the authorized number of shares of Buyer Common Stock and the authorized number of shares available for issuance under the Buyer's option plans (the "Buyer Special Meeting"). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to Company Stockholders and for the purpose of soliciting proxies from the Buyer's stockholders and soliciting such proxies from Company Stockholders (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Prospectus/Proxy Statement"). The Company, with the assistance of the Buyer, shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use its best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC.

          (b) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), (i) the Company shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall call the Company Special Meeting in accordance with the Washington Act and solicit proxies from Company Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Company Special Meeting, and
(ii) the Buyer shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall call the Buyer Special Meeting in accordance with the Washington Act and solicit proxies from Buyer's stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Buyer Special Meeting.

          (c) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), the Buyer shall file with the SEC under the Securities Act a Registration Statement on Form S-4 (the "Registration Statement"), which shall include the Prospectus/Proxy Statement as a part thereof. The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable. The Buyer shall also take any and all such actions as may be necessary or as it may deem advisable for the purpose of complying with all applicable state securities laws in connection with the offering and issuance of the Merger Shares.

          (d) The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Washington Act in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Company Special Meeting. Without limiting the foregoing, the Company shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to Company Stockholders, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Prospectus/Proxy Statement).

          (e) The Buyer shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of the Registration Statement and the offering and issuance of the Merger Shares. Without limiting the foregoing, the Buyer shall ensure that the Registration Statement does not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company in writing for inclusion in the Registration Statement or the Prospectus/Proxy).

          (f) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval. Notwithstanding the foregoing, the obligations set forth in this paragraph (f) shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if (i) the Company receives a bona fide written offer, subject only to customary conditions (excluding any financing condition), for an acquisition of all or substantially all of the Company on terms more favorable in the aggregate, from a financial point of view, to Company Stockholders than the terms of the Merger (a "Higher Offer") and (ii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the fiduciary duties of the Board of Directors under applicable law prohibit it from fulfilling the foregoing obligations.

          (g) Richard E. Tarrant and Robert H. Hoehl each agree to execute and deliver an irrevocable proxy to Frank T. Sample, Malcolm A. Gleser, Gregg Blodgett, or any of them, to vote all shares of Buyer Common Stock that are beneficially owned by him, or for which he has voting authority, in favor of the approval of the issuance of the Merger Shares; provided however that nothing in this subparagraph shall affect any individual's obligations to act in a manner to exercise such individual's fiduciary duties as a director.

          (h) Malcolm A. Gleser, Frank T. Sample and Mark F. Wheeler each agree to execute and deliver an irrevocable proxy to Richard E. Tarrant, Robert H. Hoehl, John A. Kane, or any of them, to (i) vote all Company Shares that are beneficially owned by him, or for which he has voting authority, in favor of the adoption of this Agreement and the approval of the Merger and (ii) otherwise use his best efforts to obtain the Requisite Stockholder Approval; provided however that nothing in this subparagraph shall affect any individual's obligations to act in a manner to exercise such individual's fiduciary duties as a director, if applicable.

     4.4  Hart-Scott-Rodino Act.  Each of the Parties shall promptly file any
          ---------------------
Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use is best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

     4.5  Operation of Company Business.  Except as contemplated by this
          -----------------------------
Agreement or expressly set forth on Schedule 4.5 hereof, during the period from the date of this Agreement to the Effective Time, unless earlier terminated pursuant to Section 6.1 hereof, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, unless earlier terminated pursuant to Section 6.1 hereof, neither the Company nor any Subsidiary shall, without the written consent of the
Buyer:

          (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the exercise of Options outstanding on the date hereof or the grant of Options under the Company Option Plans consistent with past practice to newly hired employees, which Options shall represent in the aggregate the right to acquire no more than the average number of Company Shares subject to Options granted in the comparable period of time during the preceding 12-month period), or amend any of the terms of any such convertible securities or Options;

          (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

          (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.21(j) or (except for normal increases in the Ordinary Course of Business or making severance payments to non-officers pursuant to the terms of severance agreements existing on the date hereof and disclosed on the Disclosure Schedule or consistent with past practice) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

          (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

          (f)  amend its charter or bylaws;

          (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

          (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

          (l) make or commit to make any capital expenditure in excess of $125,000 per item;

          (m) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

          (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

          (o) agree in writing or otherwise to take any of the foregoing actions.

  The Company further agrees to forward to the attention of the Chief Financial Officer of the Buyer true and complete copies of each Company Customer Contract signed by the Company after the date hereof within ten days of the date such Company Customer Contract is signed by the Company. The list of Customer Contracts set forth on Section 2.19 of the Company Disclosure Schedule shall be deemed to be updated to include any Company Customer Contract received by the Chief Financial Officer of the Buyer pursuant to the provisions of the foregoing sentence. The Company further agrees to promptly forward to the attention of the Chief Financial Officer of the Buyer the name and position of any key employee or group of employees which has any plans to terminate employment with the Company or any Subsidiary if the Company has or obtains knowledge of such plans after the date hereof. Section 2.20 of the Company Disclosure Schedule shall be deemed to be updated to include any disclosure received by the Chief Financial Officer of the Buyer pursuant to the provisions of the foregoing sentence.

     4.5A Operation of Buyer Business.  Except as contemplated by this
          ---------------------------
Agreement, during the period from the date of this Agreement to the Effective Time, unless earlier terminated pursuant to Section 6.1 hereof, the Buyer shall not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, which would materially delay or prevent the consummation of the transactions contemplated by this Agreement.

     4.6  Full Access.  Each of the Company and the Buyer shall (and shall cause
          -----------
their respective Subsidiaries to) permit representatives of the other Party to have full access (at all reasonable times, and in a manner so as not to substantively interfere with the normal business operations of the such other Party) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company or the Buyer, and their respective Subsidiaries, as the case may be. Each Party agrees that any nonpublic information obtained pursuant to this Section 4.6 will be held in confidence and treated as "Confidential Information" under the letter agreement between the Buyer and the Company dated November 27, 1996 (the "Confidentiality Agreement").

     4.7  Notice of Breaches.  The Company shall promptly deliver to the Buyer
          ------------------
written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Company Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this

Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.8  Exclusivity.
          -----------

          (a) The Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary or (ii) provide any non-public information concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer).

          (b) Notwithstanding the foregoing, the Company may furnish or cause to be furnished non-public information concerning the business, properties or assets of the Company or a Subsidiary to any other person or entity, and may engage in discussions or negotiations with another person or entity, if in either case (i) such person or entity has submitted a Higher Offer to the Company prior to the Special Meeting and (ii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the fiduciary duties of the Board of Directors under applicable law so require.

          (c) The Company shall immediately notify the Buyer of, and shall disclose to the Buyer the name of the offeror, price and material terms or provisions of any offer or proposal to make or consider an offer of the nature described in this Section 4.8.

     4.9  Agreements from Certain Affiliates of the Company.  Concurrently with
          -------------------------------------------------
the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Merger will be accounted for as a "pooling of interests", that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall use its best efforts to cause each Company Affiliate to execute and deliver to the Buyer, prior to the distribution of the Prospectus/Proxy Statement in accordance with Section 4.3(b), a written agreement substantially in the form attached hereto as Exhibit B (the "Affiliate
                                                       ---------
Agreement"). If any Company Affiliate fails to execute and deliver an Affiliate Agreement, the Buyer shall be entitled to place appropriate legends on the certificates evidencing the Merger Shares to be issued to such person or entity and any other shares of Buyer Common Stock issued to such person or entity upon exercise of an Option, and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock, to the effect that (a) such shares may only be sold, transferred or otherwise disposed of, and the holder thereof may only reduce his or its interest in or risk relating to such shares, after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released, and (b) such shares may be sold publicly only in compliance with Rule 145 under the Securities Act.

     4.10 Listing of Merger Shares.  The Buyer shall use its best efforts to
          ------------------------
list the Merger Shares on the Nasdaq National Market prior to the Effective
Time.

     4.11 Rights Agreement.  The Company shall cause the amendment to the
          ----------------
Company's Rights Agreement set forth on Exhibit A to become effective as soon as
                                        ---------
practicable after the date of this Agreement. The Company shall not redeem the Company's Rights, or amend or modify the Company's Rights Agreement (other than to delay the Distribution Date (as defined therein) or take any action permitted under this Agreement), or terminate the Company's Rights Agreement, prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

     4.12 Pooling Accounting.  From and after the date hereof and until the
          ------------------
Effective Time, neither the Company nor the Buyer, nor any of their respective Subsidiaries, shall knowingly take any action that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes.

     4.13 Company Equity Plans.
          --------------------

          (a) At the Effective Time, each outstanding Option to purchase Company Shares (a "Company Stock Option") under the Company Option Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number shares of Buyer Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Shares purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Buyer Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing.

          (b) No later than the date the Company first gives notice to the Company Stockholders of the Company Special Meeting, the Company shall deliver a notice to each holder of outstanding

Company Stock Option of the effect of the Merger on such Options and shall advise participants of the federal tax consequences of the assumption of Company Option Plans by the Buyer. As soon as practicable after the Effective Time, the Buyer shall deliver to the participants in Company Option Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Company Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.13 after giving effect to the Merger).

          (c) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer common Stock for delivery under Company Option Plans assumed in accordance with this Section 4.13. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Buyer Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (d) The Board of Directors of the Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Option Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Buyer Common Stock in accordance with this Section 4.13. The Company hereby certifies that no consent of the holders of the Company Stock Options is required in connection with such conversion.

          (e) The Board of Directors of the Company shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Company Stock Options for purposes of Section 16(b) of the Exchange Act.
The Board of Directors of the Buyer shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Buyer Common Stock under the Company Stock Options (as converted pursuant to this Section 4.13) for purposes of Section 16(b) of the Exchange Act.

          (f) The Company shall not credit any additional funds to any participant's payroll account under the Company Purchase Plan subsequent to the Effective Time.

     4.14 Representations of Principal Stockholders.  Each of the Buyer and the
          -----------------------------------------
Company will use reasonable efforts to cause each of its principal stockholders who is the beneficial owner of five percent (5%) or more of its common stock to cooperate with counsel to the Buyer and the Company to assist them in preparing the tax opinions called for herein.

     4.15      Directors' and Officers' Liability Insurance; Indemnification.
               -------------------------------------------------------------

          (a) For a period of three years after the Effective Time, the Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy or policies (copies of which have been heretofore delivered to the Buyer) with respect to actions taken in their capacities as directors and officers of the Company with coverage in an amount at least equal to the Company's existing coverage; provided that in no event shall the Buyer or the Surviving Corporation be required to expend in excess of two hundred percent (200%) of the annual premium currently paid by the Company for such coverage (currently, approximately $45,000 per year). For a period of three years after the Effective Time, the Buyer shall agree that any of the Company's directors and officers who subsequently become directors or officers of the Buyer shall be covered by the directors' liability insurance, if any, applicable to the then current directors and officers of the Buyer.

          (b) The Buyer agrees that, to the extent allowed by applicable law, all rights to indemnification (including advancement of expenses) existing on the date hereof in favor of the present officers and directors of Company prior to the Effective Time as provided in Company's Articles of Incorporation or bylaws and indemnification agreements shall survive the Merger and continue in full force and effect for a period of six years following the Effective Time.

     4.16 Relocation of Facilities.  The Buyer agrees that after the Effective
          ------------------------
Time, it will use its best efforts to cause the Surviving Corporation to maintain the former Company operations in the general area of Seattle, Washington, for a period of at least one year. The Parties acknowledge the timing and location of any possible relocation could be affected by lease terminations and/or opportunities and/or unplanned business events or occurrences. This Section 4.16 is not intended to confer upon any person, other than the Parties to this Agreement, any rights or remedies hereunder.

     4.17 Company Savings Plan.  Prior to the Closing, the Company shall
          --------------------
determine whether any participant in the Company Savings Plan received an insufficient matching contribution as a result of the failure to comply with the terms of the Company Savings Plan in effect in 1994. At the Closing, the Company shall provide Buyer with a certification that either (i) no participant received an insufficient matching contribution; or (ii) any shortfall in matching contributions was eligible to be corrected and was corrected fully pursuant to the Administrative Policy Regarding Self Correction of the Internal Revenue Service; or (iii) any shortfall in matching contributions is eligible to be corrected and either (x) was corrected fully pursuant to the Voluntary Compliance

Resolution Program of the Internal Revenue Service, and an appropriate compliance statement was issued by the Internal Revenue Service or (y) an appropriate application for a compliance statement was submitted to the Internal Revenue Service.


                                   ARTICLE V.

                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1  Conditions to Each Party's Obligations.  The respective obligations of
          --------------------------------------
each Party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval by the Company Stockholders and (ii) the issuance of the Merger Shares shall have received the approval of the stockholders of the Buyer;

          (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect;

          (d) (i) no action, suit or proceeding shall be pending or threatened by any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation and the Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect, (ii) no action, suit or proceeding shall be pending or threatened before any Governmental Entity, or before any arbitrator pursuant to an agreement to arbitrate, by any party other than a Governmental Entity in which it is reasonably likely that an unfavorable judgment, order, decree, stipulation or injunction would result and in which such judgment, order, decree, stipulation or injunction would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation and the Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

          (e) the Merger Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

     5.2  Conditions to Obligations of the Buyer and the Transitory Subsidiary.
          --------------------------------------------------------------------
The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the Company and the Subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 (with respect to the Company and any of its Subsidiaries);

          (b) the representations and warranties of the Company set forth in
Article II shall be true and complete when made on the date hereof and shall be true and complete as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and complete as of such date, and except where failures of representations to be true and complete, individually or in the aggregate, have not had a Company Material Adverse Effect;

          (c) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (d) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification) to the effect that each of the conditions specified in clauses (a)(i), (b) and (d) of Section 5.1 and clauses
(a) through (c) of this Section 5.2 is satisfied in all respects;

          (e) the Buyer shall have received a "cold comfort" letter dated as of a date not more than two days prior to the date that the Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from KPMG Peat Marwick LLP, auditors for the Company, addressed to the Buyer and the Company in a customary form reasonably satisfactory to the Buyer;

          (f) the Buyer shall have received a letter from Ernst & Young LLP, auditors for the Buyer, in a form reasonably satisfactory to the Buyer, dated the Closing Date, to the effect that the Buyer shall be entitled to treat the Merger as a "pooling of interests" for accounting purposes as provided for in Accounting Principles Board Opinion No. 16 (it is a condition for Ernst & Young LLP to deliver such letter that it receives a letter from KPMG Peat Marwick LLP addressing "pooling of interests" treatment of the Merger);

          (g) the Buyer shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, based upon certain factual representations of the Company, the Transitory Subsidiary and the Buyer reasonably requested by such counsel, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code;

          (h) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary;

          (i) (i) The Company Rights Agreement shall have been terminated or the rights under the Company Rights Agreement shall not have become non-redeemable, exercisable, distributed or triggered and (ii) the holders of the Company's capital stock shall have no rights under the Company's Rights Agreement as a result of the transactions contemplated by this Agreement; and

          (j) the Buyer and the Transitory Subsidiary shall have received from counsel to the Company an opinion with respect to the matters set forth in

Exhibit C attached hereto, addressed to the Buyer and the Transitory Subsidiary
---------
and dated as of the Closing Date.

     5.3  Conditions to Obligations of the Company.  The obligation of the
          ----------------------------------------
Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the Buyer and the Transitory Subsidiary shall have obtained all of the waivers, permits, consents, approvals or authorization, and effected all of the registrations, filings and notices referred to in Section 4.2 (with respect to the Buyer and the Transitory Subsidiary);

          (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and complete when made on the date hereof and shall be true and complete as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and complete as of such date, and except for representations and warranties made as of a specific date, which shall be true and complete as of such date, except where failures of representations to be true and complete, individually or in the aggregate, have not had a Buyer Material Adverse Effect;

          (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (d) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification) to the effect that each of the conditions specified in clauses (a)(ii), and (e) of Section 5.1 (insofar as they relate to the Buyer or the Transitory Subsidiary) and clauses
(a), (b) and (c) of this Section 5.3 is satisfied in all respects;

          (e) the Company shall have received an opinion from Foster Pepper and Shefelman, in a form reasonably satisfactory to the Company, dated the Closing Date, based upon certain factual representations of the Company, the Transitory Subsidiary and the Buyer reasonably requested by such counsel, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and no Company Stockholder who received Merger Shares in exchange for Company Shares in the Merger shall recognize taxable gain or loss upon such exchange;

          (f) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company;

          (g) the Buyer shall have received a letter from Ernst & Young LLP, auditors for the Buyer, in a form reasonably satisfactory to the Buyer, dated the Closing Date, to the effect that the Buyer shall be entitled to treat the Merger as a "pooling of interests" for accounting purposes as provided for in Accounting Principles Board Opinion No. 16 (it is a condition for Ernst & Young LLP to deliver such letter that it receives a letter from KPMG Peat Marwick LLP addressing "pooling of interests" treatment of the Merger); and

          (h) the Company shall have received from the General Counsel of the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Company and dated as of the
         ---------
Closing Date.


                                  ARTICLE VI.

                                  TERMINATION

     6.1  Termination of Agreement.  The Parties may terminate this Agreement
          ------------------------
prior to the Effective Time (whether before or after Requisite Stockholder Approval or approval of the Buyer's stockholders) as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any representation, warranty or covenant contained in this Agreement which has either (i) a Company Material Adverse Effect, in the event of a termination by the Buyer or (ii) a Buyer Material Adverse Effect, in the event of a termination by the Company, and in each case, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after (i) the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval or (ii) the holders of the Buyer Common Stock have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the approval of a majority of the shares of Buyer Common Stock entitled to vote thereon;

          (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before the 180th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

          (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before the 180th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement);

          (f) the Buyer or the Company may terminate this Agreement if (i) the Board of Directors of the Company withdraws its recommendation of the Merger or modifies such recommendation in a manner adverse to the Buyer as permitted by the provisions of Section 4.3(f) or (ii) the Board of Directors of the Company has not withdrawn its recommendation of the Merger or modified such recommendation in a manner adverse to the Buyer as permitted by the provisions of Section 4.3(f) and the Company Stockholders fail to adopt this Agreement and approve the Merger at the Special Meeting (or at any adjournment thereof); or

          (g) the Company may terminate this Agreement on or before the date of the Company Special Meeting by giving written notice to the Buyer and the Transitory Subsidiary upon the circumstances set forth in Section 1.5 (a)(iii).

     6.2  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 6.1,all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement and except as set forth in Section
6.3 and Section 8.11) provided, however, that the confidentiality provisions contained in the Confidentiality Agreement shall survive any such termination.

     6.3  Termination Fees.  Notwithstanding the foregoing, in the event of the
          ----------------
termination of this Agreement by the Buyer or the Company pursuant to Section 6.1(f)(i), the Company shall, immediately upon such termination, pay to the Buyer in cash a termination fee in the amount of $6,000,000 plus an amount equal to all of the Buyer's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement (including without limitation fees and expenses of legal counsel, investment bankers and accountants) whether incurred before or after the date of this Agreement ("Buyer Expenses") up to a maximum aggregate amount of Buyer Expenses of $1,500,000. Notwithstanding the foregoing, in the event of the termination of the Agreement by the Buyer or the Company pursuant to Section 6.1(f)(ii), the Company shall immediately upon such termination, pay to the Buyer in cash an amount equal to the Buyer Expenses up to a maximum aggregate amount of Buyer Expenses of $1,500,000.


                                  ARTICLE VII.

                                  DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                      Section
-------------------------------------------   ----------------

Affiliates.........................................2.14(k)
Affiliate Agreement....................................4.9
Articles of Merger.....................................1.1
Buyer.........................................Introduction
Buyer Common Stock...............................1.5(a)(i)
Buyer Current Price............................1.5(a)(iii)
Buyer Expenses.........................................6.3
Buyer Material Adverse Effect..........................3.1
Buyer Reports..........................................3.5
Buyer Special Meeting...............................4.3(a)
Buyer Stock Value...............................1.5(a)(ii)
CERCLA.............................................2.22(a)
Certificates........................................1.7(a)
Closing................................................1.2
Closing Date...........................................1.2
Code..........................................Introduction
Company.......................................Introduction
Company Affiliates.....................................4.9

Company Customer Contracts.........................2.19(a)
Company Disclosure Schedule.....................Article II
Company Financial Statements...........................2.6
Company Intellectual Property......................2.12(a)
Company Licensed Software..........................2.12(e)
Company Material Adverse Effect........................2.1
Company Option Plans..................................1.10
Company Owned Software.............................2.12(d)
Company Purchase Plan.................................1.10
Company Rights.........................................2.2
Company Rights Agreement...............................2.2
Company Reports........................................2.6
Company Savings Plan..................................1.10
Company Shares...................................1.5(a)(i)
Company Special Meeting.............................4.3(a)
Company Software...................................2.12(g)
Company Stockholder.................................1.6(a)
Company Stock Option...............................4.13(a)
Composite Common Stock.........................1.5(a)(iii)
Composite Index Change.........................1.5(a)(iii)
Confidential Information...............................4.6
Confidentiality Agreement..............................4.6
Conversion Ratio.................................1.5(a)(i)
Dissenting Shares...................................1.6(a)
Effective Time.........................................1.1
Employee Benefit Plan..............................2.21(a)
Environmental Law..................................2.22(a)
ERISA..............................................2.21(a)
ERISA Affiliate....................................2.21(a)
Exchange Act...........................................2.4
Exchange Agent.........................................1.3
GAAP...................................................2.6
Governmental Entity....................................2.4
Hart-Scott-Rodino Act..................................2.4
Higher Offer........................................4.3(f)
Index Floor Price..............................1.5(a)(iii)
Intended Uses......................................2.13(g)
Materials of Environmental Concern.................2.22(b)
Merger.................................................1.1
Merger Shares....................................1.5(a)(i)
Most Recent Company Financial Statements...............2.6
Most Recent Fiscal Quarter End.........................2.7
Options................................................2.2
Ordinary Course of Business............................2.4
Party.........................................Introduction
Permits...............................................2.24
Prospectus/Proxy Statement..........................4.3(a)
Recapitalization.................................1.5(a)(i)
Registration Statement..............................4.3(c)
Requisite Stockholder Approval.........................2.3
SEC....................................................2.6
Securities Act.........................................2.2
Security Interest......................................2.4
Subsidiary.............................................2.4



Surviving Corporation..................................1.1
Taxes...............................................2.9(a)
Tax Returns.........................................2.9(a)
Transitory Subsidiary.........................Introduction
Washington Act.........................................1.1

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     8.1  Press Releases and Announcements.  No Party shall issue any press
          --------------------------------
release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     8.2  No Third Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders and the provisions of Section 4.15 are intended for the benefit of the Company officers and directors.

     8.3  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time and shall survive termination of this Agreement.

     8.4  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of and be enforceable by the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to the Buyer or a Subsidiary of the Buyer.

     8.5  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.6  Headings.  The Section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.7  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company:

                         Phamis, Inc.
                         1001 Fourth Avenue Plaza, Suite 1500
                         Seattle, Washington, 98154-1144
                         Attn: President

          Copy to:       Joseph P. Whitford, Esq.
                         Foster Pepper & Shefelman
                         1111 Third Avenue, Suite 3400
                         Seattle, WA 98101

     If to the Buyer or the Transitory Subsidiary:

                         IDX Systems Corporation
                         1400 Shelburne Road
                         P.O. Box 1070
                         Burlington, Vermont 05402-1070
                         Attn: President

     Copy to:

                         Robert W. Baker, Jr.,
                         IDX Systems Corporation
                         1400 Shelburne Road
                         P.O. Box 1070
                         Burlington, Vermont 05402-1070


Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     8.8  Governing Law.  Except with respect to the corporate governance of the
          -------------
Company, this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Vermont without giving effect to any choice or conflict law (whether of the State of Vermont or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Vermont.

     8.9  Amendments and Waivers.  The Parties may mutually amend any provision
          ----------------------
of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in applicable law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.10 Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     8.11 Expenses.  Except as set forth in Section 6.3, each of the Parties
          --------
shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     8.12 Specific Performance.  Each of the Parties acknowledges and agrees
          --------------------
that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 8.13), in addition to any other remedy to which it may be entitled, at law or in equity.

     8.13      Submission to Jurisdiction.  Each of the Parties (a) submits to
               --------------------------
the jurisdiction of any state or federal court sitting in Vermont in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court unless injunctive relief is being sought and the Party seeking injunctive relief desires to seek it in another jurisdiction. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this
Section 8.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     8.14 Construction.  The language used in this Agreement shall be deemed to
          ------------
be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     8.15 Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
          ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.16 Nonsurvival of Representations, Warranties and Agreements.  None of
          ---------------------------------------------------------
the representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time, except for the agreements contained in Sections 1.4, 1.6, 1.7, 1.8, 1.9, 4.11, 4.13, 4.15, 4.16, 6.2, 6.3, and the agreements of the
Affiliates of the Company delivered pursuant to Section 4.9.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                         IDX SYSTEMS CORPORATION


                         By:    /s/ Richard E. Tarrant
                                ----------------------------------
                         Title: President
                                ----------------------------------

                         PENGUIN ACQUISITION CORPORATION


                         By:    /s/ Richard E. Tarrant
                                ----------------------------------
                         Title: President
                                ----------------------------------


                         PHAMIS, INC.


                         By:    /s/ Frank T. Sample
                                ----------------------------------
                                Title: CEO
                                ----------------------------------

                         AMENDMENT TO RIGHTS AGREEMENT



     This is an AMENDMENT (the "Amendment"), to the Rights Agreement, dated as of July 29, 1996 (the "Rights Agreement") between PHAMIS, Inc. (the "Company"), and First Interstate Bank of Washington, N.A., (the "Rights Agent").

     WHEREAS, the Rights Agreement specifies the terms of the Rights (as defined therein); and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;

     NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     1. Section 3 of the Rights Agreement is amended to add a new Section 3(d) at the end thereof as follows:

          "Notwithstanding any other provision of this Agreement, neither the execution of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March ___, 1997 and as amended from time to time, among the Company, IDX Systems Corporation ("IDX"), and a wholly owned subsidiary of IDX, nor the consummation of the Merger or grant of proxies provided for therein in accordance with the terms of the Merger Agreement, will cause a Stock Acquisition Date or a Distribution Date to occur or cause an event set forth in Section 11(a)(ii) or Section 13 hereof to occur."

     2. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     3. This Amendment shall be effective as of this date and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     4. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     DATED as of March ___, 1997.

                                PHAMIS, Inc.


                                By:______________________________________
                                       Name:_____________________________
                                       Title:____________________________

                                FIRST INTERSTATE BANK OF WASHINGTON, N.A.


                                By:______________________________________
                                       Name:_____________________________
                                       Title:____________________________

                                                                       Exhibit B
                                                                       ---------


                             AFFILIATE'S AGREEMENT


                                March 25, 1997


IDX Systems Corporation
1400 Shelburne Road
P.O. Box 1070
Burlington, Vermont 05402

Dear Sirs:

     An Agreement and Plan of Merger dated as of March 25, 1997 (the "Agreement") has been entered into by and among IDX Systems Corporation (the "Buyer" or "IDX"), Penguin Acquisition Corporation (the "Transitory Subsidiary") and PHAMIS, Inc. (the "Company" or "PHAMIS"). The Agreement provides for the merger of the Transitory Subsidiary with and into the Company (the "Merger").
In accordance with the Agreement, the Company Shares (as defined in this Agreement) owned by the undersigned at the Effective Time (as defined in the Agreement) shall be converted into shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock"), as described in the Agreement.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

     1.   Pooling Requirements.
          --------------------

          (a) The undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any Buyer Common Stock issued to the undersigned pursuant to the Merger, or any Buyer Common Stock issued to the undersigned upon exercise of any employee stock options or warrants, until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Company and the Buyer.

          (b) For a period commencing 30 days prior to the Effective Time of the Merger and ending on the earlier of the Effective Time of the Merger or the termination of the Agreement, the undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any shares of Company Shares presently owned or subsequently acquired by the undersigned.

     2.   Rule 145.  The undersigned will not offer, sell, pledge, transfer or
          --------
otherwise dispose of any of the shares of Buyer Common

Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act of 1933 (the "Securities Act"), (ii) the undersigned shall have furnished to the Buyer an opinion of counsel, satisfactory to the Buyer, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act.

     3.   Legend.  The undersigned understands that all certificates
          ------
representing the Buyer Common Stock deliverable to the undersigned pursuant to the Merger shall, until the occurrence of one of the events referred to in
Section 2 above, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliates Agreement dated as of March __, 1997 between the holder of this certificate and IDX, a copy of which Agreement may be inspected by the holder of the certificate at ____________________ or furnished by IDX to the holder of this certificate upon written request and without charge."

     The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend.

     4.   Tax Matters.
          -----------

          (a) The undersigned acknowledges that the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) The undersigned acknowledges that the Merger will not qualify as a reorganization within the meaning of Section 368(a) of the Code unless the current PHAMIS shareholders indirectly maintain a continuity of interest in the business of PHAMIS by holding shares of IDX stock following the Merger. The undersigned further acknowledges that this continuity-of-interest requirement will be applied to the PHAMIS shareholders as a group and that, therefore, the disposition by any other PHAMIS shareholder of PHAMIS stock prior to the Merger or IDX stock during or after the Merger (including a disposition of shares by dissenters to the Merger and a disposition of fractional shares for cash may require that, in order to ensure that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, the undersigned retain more shares of stock than otherwise would be necessary if the continuity-of-interest requirement were applied to each PHAMIS shareholder individually.

          (c) The undersigned has not sold, exchanged, transferred, disposed of, or received any shares of PHAMIS stock in contemplation of the Merger, and the undersigned has no present intent to sell, exchange, transfer, dispose of, or receive any shares of PHAMIS stock in contemplation of (but not in) the Merger; nor has the undersigned entered into any discussions or negotiations with regard to the possible sale, exchange, transfer, disposition, or receipt of any such shares.

          (d) The undersigned is not subject to any obligation to sell, exchange, transfer, or dispose of all or any of the shares of IDX stock to be received in the Merger, and the undersigned has not entered into any discussions or negotiations with regard to the possible sale, exchange, transfer, or disposition of all or any of such shares. The undersigned has no plan or intent to sell, exchange, transfer, or dispose of all or any of the shares of IDX stock to be received in the Merger, and the undersigned has no plan or intent to engage in any transaction or arrangement that would reduce the undersigned's risk of ownership in any way, including, without limitation, a short sale, hedging transaction, or otherwise, with respect to all or any of such shares.

          (e) The undersigned does not intend to take a position on any federal, state, local, or other tax return that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     5.   Miscellaneous.
          -------------

          (a) This agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

          (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Buyer.

                                Very truly yours,


                                ____________________________________________
                                Signature



                                ____________________________________________
                                Print Name

ACCEPTED:

IDX


By: _________________________

Title: ______________________

Dated: ______________________

                                                                       Exhibit C
                                                                       ---------


                   Form of Opinion of Counsel to the Company
                   -----------------------------------------


     1. The Company is a corporation duly organized and validly existing under the laws of the state of its incorporation. The Company has all requisite corporate power and authority to carry on the businesses in which it has engaged and to own and use the properties owned and used by it.

     2. The authorized capital stock of the Company consists of 29,000,000 shares, par value $.0025, consisting of 25,000,000 shares of common stock and 4,000,000 shares of preferred stock. Of the preferred stock, 8,000 shares have been designated as Series A Junior Participating Preferred Stock. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of all statutory and, to the best of such counsel's knowledge other, preemptive rights. Except as set forth on the Company Disclosure Schedule or as contemplated by the Agreement, to the best of such counsel's knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. All of the issued and outstanding shares of capital stock of the Company were issued in compliance with the registration requirements (or valid exemptions therefrom) under the Securities Act.

     3. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement and the performance of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action (including the Requisite Stockholder Approval) on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

     4. Except as set forth in the Disclosure Schedule, neither the execution and delivery by the Company of the Agreement, nor the consummation by the Company of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Articles of Incorporation or bylaws of the Company, (ii) requires on the part of the Company or any Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) to the best knowledge of such counsel, conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver under, any contract, lease, license or other agreement or instrument filed as an exhibit to the Company Reports, (iv) to the best knowledge of such counsel, results in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (v) violates any statute, rule or regulation, or any order, writ, injunction or decree known to such counsel, that is applicable to the Company, any Subsidiary or any of their properties or assets (other than federal or state securities laws).

     5.   To the knowledge of such counsel, and except as set forth in Section
2.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) is a party to, or, is threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator that would have a Company Material Adverse Effect.

     6. Upon the filing of the Articles of Merger with the Secretary of State of Washington, the Merger will be effective under Washington law.

                                                                       Exhibit D
                                                                       ---------

                Form of Opinion of General Counsel to the Buyer
                         and the Transitory Subsidiary
                -----------------------------------------------



     1. Each of the Buyer and the Transitory Subsidiary is a corporation validly existing under the laws of the state of its incorporation. As to the Transitory Subsidiary, such opinions shall be based upon the opinion of Washington Counsel and the opinion of General Counsel to the Buyer will disclaim expertise in the area of Washington law. The Buyer has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     2. The authorized capital stock of the Buyer consists of 55,000,000 shares of stock, of which 50,000,000 shares are designated Common Stock, par value $0.01 per share, and 5,000,000 shares are designated Preferred Stock, par value $0.01 per share. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, and nonassessable. All of the Merger Shares will be, when issued in accordance with the Agreement, duly authorized, validly issued, fully paid and nonassessable.

     3. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement and the performance of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. The Agreement been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitute valid and binding obligations of the Buyer and the Transitory Subsidiary, enforceable against the Buyer and the Transitory Subsidiary in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

     4. Except as set forth in the Agreement, neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Articles of Incorporation or bylaws of the Buyer or the Transitory Subsidiary, (ii) requires on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) to the best knowledge of such counsel, conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, or requires any notice, consent or waiver under, any contract, lease, license or other agreement or instrument filed as an Exhibit to the Buyer Reports, or (iv) violates any statute, rule or regulation, or any order, writ, injunction or decree known to such counsel, that is applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets (other than federal or state securities law).

     5. To the knowledge of such counsel, neither the Buyer nor any of its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) is a party to, or, is threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator that would have a Buyer Material Adverse Effect.

                                      -2-